UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2024
_____________________

LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
_____________________

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW,	Suite 200	24011
Roanoke,	VA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400
N/A
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2024, Luna Innovations Incorporated (the “Company”), received a Staff Delisting Determination letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, due to the Company’s failure to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”), Nasdaq has determined (the “Determination”) that the Company’s securities will be scheduled for delisting from Nasdaq unless the Company requests an appeal of the determination to a Nasdaq Hearings Panel (the “Hearings Panel”).

The Letter was issued because the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 or its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Based on materials submitted to Nasdaq by the Company on April 2, 2024, May 17, 2024 and August 20, 2024, Nasdaq granted the Company an exception until September 30, 2024, to regain compliance with the Listing Rule.

The Determination will not result in the immediate suspension of trading or delisting of the Company’s securities. However, unless the Company requests an appeal of the Determination by October 8, 2024, trading of the Company’s common stock will be suspended from The Nasdaq Capital Market at the opening of business on October 10, 2024, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company plans to appeal the Determination to the Hearings Panel on or prior to October 10, 2024. The hearing request will automatically stay the suspension of the Company’s securities for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also intends to request that the Determination be further stayed pending the hearing process. According to the Letter, hearings are typically scheduled to occur approximately 30-45 days after the date of a company’s hearing request. Following the hearing, the Hearings Panel will issue a decision, which the Company may further appeal to the Nasdaq Listing Council for review.

Item 7.01 Regulation FD Disclosure.

A press release dated October 7, 2024, disclosing the Company’s receipt of the Letter referenced above, is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The statements in this current report on Form 8-K that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding Nasdaq suspension and delisting processes. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the investigation being overseen by the Special Committee of the Board is still ongoing, the determinations with respect to the degree of transactions and relevant financial reporting periods implicated thereby, the resulting effects on the Company’s reported financial results and the delay in the Company’s reporting of its financial results and filing of its delinquent reports with the SEC, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities, as well as the other risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in subsequent filings with the SEC. Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this report are based on information available to Luna as of the date of this report and Luna undertakes no obligation to update any of the forward-looking statements after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated October 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated
By: /s/ Ryan Stewart
Name: Ryan Stewart
Title: SVP, General Counsel and Corporate Secretary
Date: October 7, 2024